UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4350 Congress Street, Suite 700, Charlotte, North Carolina	28209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (980) 299-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Each of Messrs. Douglas L. Maine and Scott A. Tozier adopted a pre-arranged stock trading plan (each, the “Plan”), which became effective on May 5, 2017. Mr. Maine plans to sell up to 10,000 shares under his Plan. Mr. Tozier plans to exercise options with respect to up to 25,000 shares and to sell the underlying stock under his Plan. Options may not be exercised nor stock sold under either Plan until the completion of our previously announced plan to repurchase up to $250 million of our outstanding stock. Each Plan expires in 2018, unless earlier terminated.

The transactions under each Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission, as applicable. Each Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s internal policies regarding stock transactions. In accordance with Rule 10b5-1, neither Mr. Maine nor Mr. Tozier will have discretion over sales under their Plan.

The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

The information in this Item 7.01 is furnished pursuant to Item 7.01 of Form 8-K and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: May 10, 2017	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President and Chief Administrative Officer